United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
April 23, 2008
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York		14513
(Address of principal executive offices)		(Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     Effective as of April 23, 2008, Ultralife Batteries, Inc. (the “Company”) entered into Amendment Number Ten to the Credit Agreement (“Amendment No. 10”) with JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company (together, the “Lenders”). This is the tenth amendment to the Credit Agreement dated as of June 30, 2004 between the Company and the Lenders (the “Credit Agreement”). Neither the Company nor any of its affiliates has any material relationship with the Lenders, other than in respect of the Credit Agreement, as amended to date.
     Amendment No. 10 increases the amount of the Company’s committed revolving credit facility from $15 million to $22.5 million, an increase of $7.5 million. Additionally, Amendment No. 10 amends the applicable revolver and term rates under the Credit Agreement from a variable pricing grid based on quarterly financial ratios to a set interest rate structure based on a prime-based loan or a LIBOR-based loan. In consideration of the Lenders entering into Amendment No. 10, the Company paid the Lenders a one-time fee of $25,000.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.
10.1	Amendment Number Ten to the Credit Agreement, dated as of April 23, 2008, among Ultralife Batteries, Inc., JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: As of April 23, 2008	ULTRALIFE BATTERIES, INC.
/s/ Robert W. Fishback
Robert W. Fishback
Vice President — Finance and Chief Financial Officer